As filed with the Securities and Exchange Commission on April 6, 2017

Registration No: 333-216086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALFACOURSE INC.

(Exact name of registrant as specified in its charter)

Nevada	7812	61-1787148
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Oleg Jitov

President/Secretary

22 The Cedars Cruagh Wood,

Stepaside, Dublin 18, Ireland

Telephone: 941-363-6663

Fax: 941-315-8942

E-mail: alfacourse@mail.com

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Registered Agent LLC

401 Ryland St, Suite 200-A

Reno, NV 89502

Telephone: (775) 401-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

John E. Lux, Esq

Attorney at Law

1629 K Street, Suite 300

Washington, DC 20006

(202) 780-1000

John.Lux@securities-law.info

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	10,000,000	$0.01	$100,000	$12.88
Total	10,000,000	$0.01	$100.000	$12.88

(1)

There is no current market for the securities.  The price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdictions where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _____ __, 2017

Alfacourse Inc.

10,000,000 Shares of Common Stock par value $0.001 per share

This Prospectus relates to the direct Offering by Alfacourse Inc. of up to 10,000,000 shares of our Common Stock, par value $0.001 per share.  The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.  There is no minimum Offering of the Alfacourse Inc. shares.  The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus.

OFFERING SUMMARY
Total number of offered shares	10,000,000	Common Stock
Price to the public (total)	$100,000
Price to the public (per share)	$0.01
Underwriter’s discounts and commissions	N/A
Net proceed company will receive from this Offering	$100,000
Net proceed per share	$0.01

The offering may be extended for up to two years from effectiveness.  This is our initial public Offering.  Prior to this Offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  After the effective date of the registration statement, we intend to list our common stock on the Over-The-Counter Bulletin Board (OTCBB), which is maintained by the Financial Industry Regulatory Authority, Inc. (FINRA).  We intend to apply for quotation on OTCQB.  Please note we have not engaged a market maker to apply for admission to quotation of securities on the OTCBB to-date.  There is no guarantee that our common stock will ever be quoted on the OTCQB.

This is the best effort direct participation Offering that will not utilize broker-dealer arrangement without incurring any additional commission expense.  Our President will market our common stock and offer / sell the securities on our behalf.  No Officer or Director will receive any compensation for her/his role in selling shares in the Offering.  Management of the company determines the public Offering price at the time of the Offering at $0.01 per share.  Our President and his affiliates have not acted as promoters nor do they have a controlling interest in any companies (either viable or dormant).  Management will have sole control over company’s accounts.  We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved.  As a result, investors are subject to the risk that creditors could attach these funds during the Offering process (see "Use of Proceeds" and "Plan of Distribution" sections).

We are a development stage company with limited earnings to-date focusing on early-stage business activities.  This fact may impose some limitations on our shareholders’ ability to re-sell their shares in our company.  We are not a blank check company and have no plans or intentions to engage in a business combination following this Offering.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE “RISK FACTORS” ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 15, 2017.

Table of Contents

PROSPECTUS SUMMARY

6

RISK FACTORS

8

USE OF PROCEEDS

14

DETERMINATION OF OFFERING PRICE

14

DILUTION

15

PLAN OF DISTRIBUTION

15

DESCRIPTION OF SECURITIES

17

SHARES ELIGIBLE FOR FUTURE RESALE

17

INTERESTS OF NAMED EXPERTS AND COUNSEL

18

DESCRIPTION OF BUSINESS

18

LEGAL PROCEEDINGS

22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

23

SELECTED FINANCIAL DATA

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

25

DIRECTORS AND EXECUTIVE OFFICERS

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

33

AVAILABLE INFORMATION

33

WHERE YOU CAN GET MORE INFORMATION

36

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with any information other than that contained in this Prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This Prospectus may only be used where it is legal to offer and sell our securities.  The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our securities.  Our business, financial conditions, results of operations and prospects may have changed since that date.  We are not making an Offer of these securities in any jurisdictions where the Offer is not permitted.

About This Prospectus

It is important for you to read and consider all of the information contained in this Prospectus before making your investment decision.

This summary highlights information contained elsewhere in this Prospectus and in filings with the Securities and Exchange Commission incorporated by reference.  You should carefully read the entire Prospectus, including “Risk Factors” on page 7, as well as any accompanying Prospectus supplement and the documents incorporated herein and therein, before investing in our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision.  You should read the entire Prospectus carefully, including our financial statements and the related notes and the information set forth under the heading “Risk Factors”, and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in each case included elsewhere in this prospectus.  Unless otherwise stated or the context requires otherwise, references in this prospectus to “ALFACOURSE”, “we,” “our,” the “Company” or the “Registrant” refer to Alfacourse Inc., unless the context otherwise requires.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31.  Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

Alfacourse Inc.

The Company

Alfacourse Inc. was incorporated in the State of Nevada on February 29, 2016.  Our office is located at 22 The Cedars Cruagh Wood,

Stepaside, Dublin 18, Ireland. Our telephone number: 941-363-6663 fax: 941-315-8942.

Alfacourse Inc. is a new company that provides professional video editing services, marketing solutions for business on a worldwide basis, including broadcast series, documentaries, drama, website video promotion, online video advertising, corporate videos.  The company is also planning to provide advanced 4K and 8K ultra-high definition post production video editing.

Implications of Being a Development Stage Company

We are a development stage company with no significant revenue to-date.  Currently we have limited assets and have conducted small- scale operations.  Our company is in the first stage of our business activities such as acquiring new clients and promoting our services.  Since incorporation, management has developed a detailed business plan.

We have identified our target market and obtained initial funding of $974 (registration of the Company) from our President Mr. Jitov.

We will require additional funding in order to pursue our business objectives; there is no guarantee that we will be successful in this regard.

We will need to complete our Offering in order to cover an estimated $15,000 in federal securities law compliance costs which includes $9,000 in accounting and auditing costs for the 12 month period following the effectiveness of our registration statement.

Currently, our President devotes approximately fifteen hours per week to the Company’s operations. We will require capital from this Offering to fund implementation of our business plan (as discussed in the "Plan of Operation" section of this Prospectus).

Our financial statements from February 29, 2016 (inception) through March 31, 2017 report revenue of $8,800, net profit of $2,407 and total assets of $9,622 consisting solely of cash/cash equivalents.  We anticipate incurring monthly operational costs of about $2,000 until our Offering is complete.

Our auditors have expressed substantial doubt regarding company’s ability to continue as a going concern.

We currently do not have any written agreements in our place for any investments or loans from third parties. We must raise cash to implement our business plan.

Should there be no additional capital raised, we will run out of funds by July 2017.

Investors must be aware that we do not have enough capital to finance our business plans independently.  We have no arrangements or contingencies in place in the event of ceased operations, in which case investors could lose their entire investment.

The Offering

We are offering, on a self-underwritten basis, a total of 10,000,000 shares of the common stock of our Company at a price of $0.01 per share.  This is a fixed price Offering.  This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.  The Offering price of the common stock has been arbitrarily determined and bears no relationship to our assets, book value, historical earnings or net worth.  There is no minimum offering of the Alfacourse Inc. shares; investors will not receive a return of their investment if all shares are not sold.  The purchase of the common stock in this Offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only; no market currently exists for our common stock.  Please refer to "Risk Factors" and "Dilution" sections before making an investment decision.

Issuer Seller Securities Offered	Alfacourse Inc. Alfacourse Inc. 10,000,000 shares of common stock
Offering Price Gross	$0.01 per share
Offering Price – Underwriter’s Discounts and Commissions	n/a
OfferingPrice Net	$0.01 per share
Offering Period	The shares are being offered for a period not to exceed 180 days from the effective date of this Prospectus
Number of Common Stock Issued and Outstanding Before Offering	5,000,000, all of which are held by our President
Number of Common Stock to be Issued and Outstanding After Offering	15,000,000 shares Our President does not intend to purchase any shares in this Offering.
Gross Proceeds	$100,000
Underwriter’s Discounts and Commissions	N/A
Net Proceeds	$100,000
Risk Factors	See “Risk Factors” beginning on page 8 for a discussion of factors you should carefully consider before deciding to invest in our common stock
Going Concern	From inception until the date of this filing, we have had limited operating activities

SUMMARY OF FINANCIAL DATA

The following tables set forth a summary of the Company’s financial information as provided in its latest quarterly financial statements for the quarter ended March 31, 2017 as derived from our audited financial statements and related notes included elsewhere in this Prospectus (Pending).  Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States.  The results presented below are not necessarily indicative of our future performance.  You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Balance Sheet	March 31, 2017
Cash/Cash Equivalents	$9,622
Total Current Assets	9,622
Current Liabilities	2,215
Stockholders’ Equity	$7,407

Statement of Operations	March 31, 2017
Revenue	$-
Total Operating Expenses	1,298
Net Loss Before Tax	($1,298)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  If any of the risks disclosed below occur, our operating results and financial condition could be seriously harmed.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis.  The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness.  If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

Risk Relating to Business Operations

Our independent auditors express substantial doubt about our ability to continue as a going concern.  If we don’t generate substantial revenue from our business activities and are also unable to obtain capital from other resources, we will significantly curtail our operations or halt them entirely.

This opinion is based on limited operations to-date, the need to secure additional financing to support our operating plan.  We cannot guarantee full success of our business.  Our ability to run successful video editing business depends on obtaining sufficient financing.  Our competitive position in North America within the industry is negligible in light of the recent start up.  We may not be able to attract enough customers to compete effectively.  We have a limited operating history, which makes it difficult to evaluate our prospects and future financial results.

As with any development stage company, an investment in Alfacourse Inc. is considered a high-risk whereby you could lose your entire investment

We will incur significant expenses in order to implement our business plan, including estimated $15,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, inventory costs, employment costs, advertising and marketing expenses). We cannot provide assurance to investors that our proposed business plan [as described in this Prospectus] will materialize or prove successful.  Due to the highly competitive industry segment, we may not obtain enough customers to sustain our business.

Our business operations are dependent upon the funding raised in this Offering

We require the proceeds from this Offering in order to expand our operations. We estimate spending $25,000 to establish our video production and cover all related licensing fees, SEC compliance and filing expenses, legal and audit fees.

Obtained funding should allow us to initiate our marketing plans and prepare supporting material such as promotional video, web site and web advertising at an estimated cost of $10,000.  We may need additional funds to continue and increase our business activities and to achieve a sustainable sales level where ongoing operations and expansion may be self- funded. There is no assurance that any additional financing will be available or on agreeable terms.

It will be difficult for you to evaluate us based on our past performance because we have a relatively new business with limited operating history

We were incorporated on February 29, 2016 and have been involved primarily in organizational activities to-date.

We have generated revenue of $8,800 since February 29, 2016 (inception) to March 31, 2017.

You cannot evaluate our business or our future prospects due to lack of operating history.  To-date, we have been involved in limited business activities (2 sales).  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will commence full business operations.  We anticipate that we will initially incur increased operating expenses without realizing any significant revenue.  We therefore expect to incur significant losses into the near future.  We recognize that if we are unable to generate sufficient revenue from selling professional video editing services, we will not be able to continue operations.

If we lose any of our key personnel or fail to hire and retain other talented employees, our operations could be harmed

Our success depends on the services and decisions of our President, Oleg Jitov.  The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations.  There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with him.  In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations.  Our failure to attract additional qualified employees or to retain the services of Mr. Jitov could have a material adverse effect on our operating results and financial condition.  We will fail without appropriate replacements.

There is currently no formal compensation arrangement with the President (subject to potential changes)

We are not currently compensating our President for providing management services to us.  We may decide to compensate him in the future if/when the cash flow generated from operations significantly exceeds our total expenses.  Mr. Jitov, as our President, has the power to set his own compensation as he sees fit.  Such future compensation decision could have an adverse effect on our bottom line.

If we are unable to comply with applicable laws and regulations and reporting requirements of US securities laws, we could incur potential fines, penalties and assessments

Our President has no formal training in financial accounting and management; however, he has been preparing the financial statements that have been subsequently reviewed and audited (included in this Prospectus).  He is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the SOX Act).  Inability to create and implement the accounting controls and disclosure required under the SOX Act could result in fines, penalties and assessments against the company, and could ultimately cause you to lose your entire investment.  Our President has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis.  In addition, Mr. Jitov may not be able to implement programs and policies in an effective and timely manner or in a manner, which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Our limited resources may restrict our ability to manage any growth we may experience

Our President currently allocates 15 hrs of his time per week to the operation of our business.  If our business develops faster than anticipated, or if President’s other commitments require him to devote more time than currently planned, there is no guarantee that he will devote the time necessary to assure Company success.  There no apparent current or potential material conflicts of interests that exist as a result of Oleg’s other commitments (freelance work as editor/colourist).  All future contracts expect to flow thru Alfacourse Inc.

Our Executive Officers do not reside in the United States

The U.S. stockholders would face difficulty in:

•

Effecting service of process within the United States on our Officers;

•

Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;

•

Enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and

•

Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

We are an "emerging growth company" and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result, our common stock may be less attractive to investors

We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act of 2012.  We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.  Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer considered an “emerging growth company”, which in certain circumstances could be up to five years.  There may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company”, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K.  Instead, an “emerging growth company” must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Risks Relating to Common Stock

Because our President [who is also our sole promoter] will own 33.3% of the outstanding shares after this Offering, he will retain significant control of the Company, which in turn could decrease the price and marketability of the shares

After all shares of common stock of this Offering are sold, Mr. Jitov will own 5,000,000 or 33.3% of total outstanding shares and will retain significant control.  As a result, Mr. Jitov will have an ability to influence the Company as follows:

•	elect or defeat the election of our Directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Mr. Jitov, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling shares in this Offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans

This Offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our President, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources.  There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

You will incur immediate and substantial dilution of the price you pay for your shares

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them (see the “Dilution” table).

The proceeds of our Offering will be held in a standard corporate checking account (rather than an escrow account) until the Offering closes; it is possible that creditors of the company could attach these funds

Our management will have sole control over the withdrawal of funds. We have not arranged to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the Offering process.

There is currently no market for our securities, there can be no assurance that any market will develop or that our common stock will be quoted for trading

There is no market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or sustained after this Offering.  After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the Over-the-Counter Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria.  Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, if quoted, a market may not materialize.

Risk of losing investment

If our securities are not eligible for initial quotation, or not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless, resulting in a partial or complete loss of their investment.

Purchasing "penny stock" limits investor’s ability to re-sell

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act.  The shares will remain “penny stock” for the foreseeable future.  “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income  exceeding $200,000 or $300,000 together with a spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a “penny stock”, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the “penny stock” market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in “penny stocks”.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock.  The market price of our shares would likely suffer as a result.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock

FINRA has adopted rules that require in recommending an investment to a customer; a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this Prospectus

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of the investment.

If quoted, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price

 Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;
•	our announcements of significant commissions and achievement of milestones;
•	our relationships with other companies or capital commitments;
•	additions or departures of key personnel;
•	sales of common stock or termination of stock transfer restrictions;
•	changes in financial estimates by securities analysts, if any; and
•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

No dividends to be paid on our common stock in a near future

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the near future.  Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  We are authorized to issue up to 75,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding.  Our Board of Directors has the authority over issuing additional common shares and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders.  We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your investment.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants.  During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404.  As such standards are modified, supplemented or amended, it may be difficult to ensure effective internal controls over financial reporting.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Offering price has been arbitrarily set by the Company; you may not realize a return on your investment upon resale of your shares

The Offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company has been formed on February 29, 2016 and has only a limited operating history and earnings, the price of the offered shares is not based on its past earnings.  No investment banker, appraiser or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.  As such, our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Cautionary disclosure regarding forward-looking statements

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us.  These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties.  Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events.  In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section, and the section entitled “Description of Business”, as well as those discussed elsewhere in this Prospectus. Other factors include: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus.  We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements.  Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of either 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated.

Expense Category	Scenario 1 $25,000	Scenario 2 $50,000	Scenario 3 $75,000	Scenario 4 $100,000
Legal and Professional	15,000	15,000	15,000	15,000
Administrative	1,950	6,500	12,000	20,000
Software and equipment	750	3,500	6,000	10,000
Salaries	0	8,000	15,000	20,000
Advertising	3,650	6,000	10,000	15,000
Production	3,650	11,000	17,000	20,000

Amounts actually spent for any specific purpose may vary and will depend on a number of factors.  Non-fixed cost, sales/marketing and general/administrative costs may vary with business progress and development efforts, general business conditions and market reception.  Our management has broad discretion to allocate the net proceeds to non-fixed costs.  An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product  development and more on sales and marketing.

Note there is no guarantee that we will receive any proceeds from the Offering.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock.  The Offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan.  Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this Offering, the level of dilution is increased as a result of the relatively low book value of Alfacourse’s presently issued and outstanding stock.  This is due to the shares of common stock issued to the Company’s President totaling 5,000,000 units at $0.001 per share for $5,000 cash versus the current Offering price of $0.01 per share.

The Company’s net tangible book value on March 31, 2017 was $7,407 or approximately $0.0015 per share, based upon 5,000,000 shares outstanding.  Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 15,000,000 shares expected outstanding will be $107,407 or approximately $0.0072 per share.

Dilution Table

The price of the current Offering is fixed at $0.01 per common share.  This price is significantly higher than the price paid by our President for common equity acquired on December 8, 2016.  Mr. Jitov paid $0.001 per share for the 5,000,000 common shares.

Assuming completion of the Offering, there will be up to 15,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity of $7,407 as of March 31, 2017.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.01	$0.01	$0.01	$0.01
Shares outstanding after Offering	15,000,000	12,500,000	10,000,000	7,500,000
Amount of new funding	$100,000	$75,000	$50,000	$25,000
Book value before Offering (per share)	$0.0015	$0.0015	$0.0015	$0.0015
Book value after Offering (per share)	$0.0072	$0.0066	$0.0057	$0.0043
Increase per share	$0.0057	$0.0051	$0.0042	$0.0028
Dilution to investors	$0.0028	$0.0034	$0.0043	$0.0057
Dilution as percentage	28%	34%	43%	57%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this Offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholder	$0.001	5,000,000	33.3%	$5,000
Investors in This Offering	$0.01	10,000,000	66.7%	$100,000

PLAN OF DISTRIBUTION

This is a self-underwritten Offering.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Mr. Jitov, our President, will sell the shares of this Offering with intention to distribute among friends, family members and business acquaintances with no commission or other remuneration payable to him for any shares he sells.  When offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the Offering of the issuer's securities and not be deemed to be a broker-dealer.  Our President satisfies the requirements of Rule 3a4-1, because he:

(a)

is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b)

will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this Offering; and

(c)

is not, nor will he be at the time of his participation in the Offering, an associated person of a broker-dealer; and

(d)

meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and Offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our Offering.  We intend to advertise our products and services through our website.  Mr. Jitov will distribute the Prospectus to potential investors, business associates, friends and relatives who are interested in this Offering.  No shares purchased in this Offering will be subject to any kind of lock-up agreement.

Our President does not intend to purchase any shares in this Offering.

Section 15(g) of the Exchange Act

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the ""penny stock"" rules. Rule 15g-2 declares unlawful broker/dealer transactions in "penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a ""penny stock"" transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the ""penny stock"" in question.

Rule 15g-4 prohibits broker/dealers from completing ""penny stock"" transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the ""penny stock"" transaction.

Rule 15g-5 requires that a broker/dealer executing a ""penny stock"" transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling ""penny stock"'' to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in "penny stock" transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the "penny stock" rules may affect your ability to resell your shares.

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this Prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned to the subscriber immediately, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

Common Stock

The holders of our common stock currently have (i) equal rateable rights to dividends from funds legally available therefore, when and if declared by the Board of Directors of the Company; (ii) are entitled to share rateably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors.  After this Offering is complete, assuming the sale of all of the shares of common stock, our President will own approximately 33% of our outstanding shares.

Please refer to the Company’s Articles of Incorporation, Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of August 15, 2017, we will have outstanding an aggregate of 15,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 10,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our President, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries, nor was any such person connected with Alfacourse Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, President or employee.

Legal Matters

The validity of the common stock offered hereby has been passed upon for us by John E. Lux, Esq.

Experts

The financial statements and schedules as of December 31, 2016 and March 31, 2017 and for the periods  then ended and report of  Thayer O’Neal Company, LLC, an independent registered public accounting firm, are included on the authority of said firm as experts in auditing and accounting.

Rule 144 Shares

Currently, none of our securities may be resold pursuant to Rule 144.  The securities sold in this Offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an Offering of securities.

DESCRIPTION OF BUSINESS

Overview

Alfacourse Inc. has been incorporated on February 29, 2016 in the State of Nevada.  We have never been involved in any reclassification, merger, consolidation, purchase or sale of a significant amount of assets, nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

Our independent auditor has issued an audit opinion, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

"Emerging growth company" status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year December 31, 2016 we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our “emerging growth company” status on the earliest occurrence of any of the following events:

1.

on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.

on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.

on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.

it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.

It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.

It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an "emerging growth company", exemptions from the following provisions are available to us:

1.

Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.

Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K.  Instead, an "emerging growth company" must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an "emerging growth company" may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an "emerging growth company".  We have elected under this section of the JOBS Act to maintain our status as an "emerging growth company" and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Business of Issuer

Industry

The U.S. media and entertainment (M&E) industry is comprised of businesses that produce and distribute motion pictures, television programs and commercials along with music and audio recordings, radio, games and publishing.  The U.S. M&E market, which represents a third of the global industry, and is the largest M&E market worldwide, is expected to reach about $546 billion in 2016.

Industry Subsectors

Film production: This subsector is made up of production and distribution companies.  Film distributors acquire distribution rights and distribute film and video productions to theaters, television networks, and cable operators.  Total 2016 revenue for this subsector is expected around $93 billion.

Corporate Video Production (March 16, 2015  Jimm Fox)

According to Jimm Fox (https://onemarketmedia.com/2015/03/16/the-future-of-video-production-chaos-specialization-real-reality/)

“The demand for video is insatiable.

Video is everywhere and the use of video by businesses is accelerating.  That’s the good news.  The best indication that corporate video has finally ‘arrived’ as a mainstream business activity is the fact that news articles and video production blog posts have finally stopped mentioning YouTube upload figures.  The average person watches 25 hours of video each day and 3.7 years of video footage is uploaded to YouTube every nanosecond.  We’re finally getting over hyping the numbers to ‘prove’ that businesses should jump on board the video bandwagon.  Granted, a great deal of this new video output will be total crap but the fact remains that millions of business videos around the world are being created each year… and somebody has to create these videos.”

Film post production: This industry subsector is made up of companies that offer services that include editing, film/tape transfers, titling, closed captioning and computer-produced graphics, animation and special effects, as well as developing and processing motion picture film. Film post production accounted for revenue of approximately $19.5 billion in 2016.

According to the Occupational Outlook Handbook, the overall employment of film and video editors is projected to grow 18 percent from 2014 to 2024, much faster than the average for all occupations.

Description of Products and Services

Alfacourse Inc. is a new company specializing in providing video editing services to professional video production companies and private end consumers.

The company is using the latest technology to achieve a level of quality previously reserved for only the most expensive video production companies and private consumers.  Our President has extensive industry experience and technical and creative expertise.

Our plans are to provide video editing services using new UHD (Ultra-High Definition) 4K and 8K technologies as the market demand for UHD video continues to grow.  We believe this will substantially improve our position in the video production and editing market.  To secure a market segment, the company is working to determine trends in the industry, the needs of the customer, and come up with new creative ways to address those needs.  Our services geared towards several work streams, including television stations, animation and multimedia companies.

Our primary business is video editing services.  Every video project divided into three parts: pre-production, production, and post-production.  During pre-production, customer describes the business need and the purpose. We plan, design, and develop the process of video editing.  Production is the part of the project in which we collect and create all of the raw material that we will need to produce your multi-media project.  This might include videotaping material in a one, two, or three camera shoot, producing 2-D or 3-D motion graphics.  Post-production is where everything is pulled together into a rough-cut of the product.  We make changes to accommodate customer preferences and desires during the post-production stage of the project.

Below is a list of services the company will provide:

1.

Postproduction video editing

2.

Inserts for live shows

3.

Web videos

4.

Corporate videos

5.

Presentation videos

6.

Promotional Video Production and Video Marketing

7.

Full range of post-production services

Target Market and Clients

Alfacourse Inc. will provide video editing and full range of post-production services to its target markets.

The target markets have been identified as:

1.

Media & Entertainment companies

a.

TV commercials

b.

Broadcast programs

c.

Music videos

d.

Documentaries

e.

TV drama

f.

Short films

g.

Feature films

2.

Video production companies

3.

Animation and Multimedia companies

4.

Corporate customers

5.

YouTube commercial publishers

6.

Private consumers

Sources of Revenue

We have identified three main marketing client groups associated with the various streams of revenue:

Source #1 – The End Client

Our main source of revenue is the end client.

The end client is the company or individual that requires direct services of Alfacourse.

The End Client scenario expected to make up 75% of our total revenue.

Source #2 – Creative Agencies

In this scenario, the End Client hires the agency who in turn hires us to provide video services for a larger project.

The money flows from the End Client to the Creative Agency and then to Alfacourse.

In the corporate video arena, there are marketing, PR, advertising, interactive and website design agencies that develop projects for End Clients that will need to outsource professional video services.

In the wedding video arena, an agency might be a chapel or large wedding coordination company that provides turn-key services to brides and their families.

Creative agencies should make up about 18% of the revenues we generate for your video business.

Source #3 – Other Videographers and/or Producers

The Company plans to form strategic alliances with clients who require a freelancer to cover various events for them.  We will also develop strategic alliances with video production companies and work with them as a sub-contractor.

The other videographers and producers segment is expected to generate 7% of the total revenue.

Marketing Strategy

We plan to market our services through diverse channels including radio, print advertising, and television. These channels are initially most appropriate because we are seeking to quickly gain industry recognition.  Another element of distribution is our plan to work with established video production companies.  This will provide access to their distribution channels and reduce our marketing costs.  Our customer is defined as any organization or individual that has a need for any video editing services we provide.

Our target customers are:

•

Television stations

•

Video production companies

•

Movie directors and producers

•

Corporations

•

Medium and small size businesses

•

Public and Social Event Organizers

•

Private consuers

Our marketing strategy is diverse and will include a range of promotional communications:

1. Professional networking

Alliances with video companies that have industry credibility, presence, and distribution is a key to our strategy.

Attending meetings and seminars at the Professional Videographers Association, Association of Video Professional, Digital Video Professionals Association and other video association’s events will increase our visibility in the market.

2. Online marketing.

In order to attract customers and promote products, our Company has created the website www.Alfacourse.com.

We will also market through online advertisements.

For online and website advertising we will use the following methods:

•

Link our site to free web directories

•

Use shared online advertisement facilities

•

Advertise through classified ads and blogs

•

Add our website address to the relevant search engines

3. Presentations for existing and potential customers.

We will organize onsite presentations for perspective clients with sample demonstrations

4. Free services for community and charity events

5. Traditional advertising

We will advertise through local and global classified ads and social networking.

Competition and Competitive Strategy

There are many video production and editing companies in the market.

We expect to compete as a freelance video production company in the Media & Entertainment industry.

Currently, our competitive position within the industry is negligible in light of the fact that we have just recently started our operations.

Out competitive advantages are:

•

Expertise

•

Performance

•

Flexibility

•

Price

Dependence on One or a Few Major Customers

We currently have only 2 customer (generated $8,800 in revenue to-date); we plan to extend our market in the near future.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.  Out web domain and IP address as well as company information will be protected by our domain host.  We do not own, either legally or beneficially, any patents or trademarks.

Governmental and Industry Regulations

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

Compliance with Environmental Laws

Our operations are not subject to any environmental laws.

Facilities

We do not own or rent facilities of any kind.  We plan to conduct our operations from the facilities that our President provides to us free of charge.

Employees

We have only commenced limited operations and currently have no employees other than managing officers.  Our President Mr. Jitov spends approximately fifteen hours a week on our business and our treasurer Mr. Kolossovski devotes up to eight hours a week to company’s operations.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended.  These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  Copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website– alfacourse.com.

Description Of Property

We do not currently own any property.  We are currently operating out of the premises of our President on a rent-free basis during the development stage.  We consider our current principal office space arrangement adequate.

LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years:

•

been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board.  However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

Holders

As of March 31, 2017 we had 5,000,000 shares of our common stock outstanding following the issuance of shares to our President.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

"Penny Stock" Considerations

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks".  "Penny stocks" are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The "penny stock" rules require a broker-dealer, prior to a transaction in a "penny stock", to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a.

contains a description of the nature and level of risk in the market for "penny stock" in both public Offerings and secondary trading;

b.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with  respect to a violation of such duties or other requirements of the securities laws;

c.

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for "penny stock" and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading in "penny stock"; and

f.

contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a "penny stock", the customer with:

(a)

bid and offer quotations for the "penny stock";

(b)

 the compensation of the broker-dealer and its salesperson in the transaction;

(c)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)

a monthly account statement showing the market value of each "penny stock" held in the customer’s account.

In addition, the "penny stock" rules require that prior to a transaction in a "penny stock" not otherwise exempt from those rules; the broker-dealer must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving "penny stock", and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.  Therefore, if our common stock becomes subject to the "penny stock" rules, stockholders may have difficulty selling those securities.

Immediately following this Offering our shares will likely be subject to "penny stock" rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Sales of our common stock under Rule 144

We presently have 5,000,000 common shares outstanding held by our President.  None of our securities currently may be resold pursuant to Rule 144.  The securities sold in this Offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an Offering of securities.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial conditions, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

SELECTED FINANCIAL DATA

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements for the year ended December 31, 2016 as derived from our audited financial statements and related notes included elsewhere in this Prospectus (Pending).  Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States.  The results presented below are not necessarily indicative of our future performance.  You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Alfacourse Inc. Balance Sheet As of December 31, 2016

December 31, 2016
ASSETS

Current Assets
Cash & Cash Equivalents	$ 13,920
Total Current Assets	13,920

Total Assets	$ 13,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts Payable	$ 3,000
Due to Related Party	974
Income Tax Payable	1,682
Total Liabilities	5,656

Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 shared issued and outstanding, respectively	5,000
Retained Earnings	3,264
Total Stockholders’ Equity	8,264

Total Liabilities and Stockholders’ Equity	$13,920

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial conditions and results of operations should be read together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus.  Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties.  You should review the “Risk Factors” section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Forward looking statement

This section contains important information about our forward-looking statements.  Please also see our annual financial statements.

Our public communications may contain "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast” or "target."

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our announced plan to raise fund to continue operations and become a public company registered with SEC.

For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include:

our ability to complete current offering to raise capital;

amount and timing of our cash flows from operations and other conditions, which may affect our ability to continue as a going concern and pay expenses associated with becoming public company under SEC.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money through this Offering.  We believe that we will be able to raise enough money through this Offering to expand our operations, however there is no guarantee that business sustain long term.  At the present time, we have not made any arrangements to raise additional cash, other than through this Offering.

We are an "emerging growth company" as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an"emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Results of Operations since February 29, 2016(inception) to March 31, 2017

Since inception to March 31, 2017, our operating expenses were comprised of registration fees of $1,473, general and administrative expenses of $1,838 and professional fees of $3,523.

We anticipate that our legal and accounting fees will increase to $15,000 over the next 12 months as a result of becoming a reporting company with the SEC.

We have generated revenue of $8,800 from the following customers:

•

$5,000 from METALINVEST LP and

•

$3,800 from Alex Reguretskaya.

Invoice #1001

Customer: METALINVEST LP

Invoice Date: 2016-06-01

Types of services sold: Company promotional postproduction video editing

Total amount due: $5,000

Invoice #1002

Customer: Alex Reguretskaya

Invoice Date: 2016-12-19

Types of services sold: Special event post-production video editing

Total amount due: $3,800

Activities To-date

A substantial portion of our activities to-date has been focused on developing a sound business plan. We have established the company's office.

Continue to work on Company website and presentation materials for prospective clients.

Since inception, we sold 5,000,000 shares of common stock to our President for $5,000.

Plan of Operations

Below is the summary of our business plan that includes the following activities and expenditures:

	Option 1	Option 2	Option 3	Option 4
Month 1
? Register company website	150	150	150	150
? Develop company website (initial)	300	300	300	300
? Open YouTube account
Month 2
? Start development of samples for YouTube and website	300	300	300	300
? Continue website development
b. Start online and website advertisement a. Promote the company services b. Online Google advertisement	150	150	150	150
Month 3
? Work on samples for corporations
b. Continue web advertisement a. Update website b. Continue Google advertisement	100 150	100 150	100 150	100 150
• Production-Outside agencies		1,800	3,300	4,000
• Advertising – Google		550	1,500	2,800
Total 1st quarter	1,150	3,500	5,950	7,950
Month 4
? Place first sample on company website	100	100	100	100
? Continue marketing campaign online and on the Company website	100	100	100	100
? Start developing first 4K sample	300	300	300	300
Month 5
• Continue development of 4K sample	300	300	300	300
• Continue marketing campaign on the website and online	150	150	150	150
• Place samples (standard definition) on YouTube	300	300	300	300
? Attend video conference live	800	800	800	800
Month 6
• Place 4K sample on company website
• Continue website development	500	500	500	500
• Prepare comparison samples (4K vs. Standard) for YouTube	300	300	300	300
• Advertising – Google		600	1,500	2,800
• Rent		2,275	5,025	9,025
• Production-Outside agencies		1,800	3,300	4,000
• Salaries		4,000	7,500	10,000
Total 2nd quarter	2,850	11,525	20,175	28,675
Month 7
• Buy editing software supporting 8K definition	750	3,500	6,000	10,000
• Continue work on more 4K samples	250	250	250	250
• Continue marketing campaign online	150	150	150	150
Month 8
? Start working on fist 8K sample	200	200	200	200
? Prepare two 4K samples	200	200	200	200
? Attend live video editing show	750	750	750	750
Month 9
? Continue work on 8K sample	300	300	300	300
? Complete second 4K sample	300	300	300	300
? Continue online marketing campaign	200	200	200	200
• Production-Outside agencies		1,800	3,300	4,000
• Advertising – Google		600	1,500	2,800
Total 3rd quarter	3,100	8,250	13,150	19,150
Month 10
1. Continue work on 8K sample	300	300	300	300
2. Finish third 4K sample	250	250	250	250
? Promote on the company website and on Google search	150	150	150	150
Month 11
1. Continue work on 8K sample	400	400	400	400
2. Place third sample on company website	300	300	300	300
? Continue marketing campaign online	150	150	150	150
Month 12
? Convert 8K sample to standard definition and merge both in one frame	550	550	550	550
? Upgrade website to allow customers to upload video file for commercial editing	500	500	500	500
? Continue online marketing campaign using Google and YouTube	300	300	300	300
• Salaries		4,000	7,500	10,000
• Rent		2,275	5,025	9,025
• Production-Outside agencies		1,950	3,450	4,350
• Advertising – Google		600	1,850	2,950
Total 4th quarter	2,900	11,725	20,725	29,225

Total 4 quarters	10,000	35,000	60,000	85,000
Legal and Professional Fee	15,000	15,000	15,000	15,000

Total Cost 12 months	25,000	50,000	75,000	100,000

As per our Plan of Operation Option 1, we have made the following estimates (based on 15 hours per week business engagement):

#	Samples	Amount $	Hrs
1	Purchase editing software	750	10
2	Prepare 4K samples	1,600	150
3	Prepare 8K sample	1,750	250
4	Merging samples for comparison	600	50
Total Samples		4,700	460

	Enhancements
1	Website development	2,500	120

Advertising
2	Internet Advertising	1,250	50
3	Attending video editing show/conferences	1,550	96
Total advertising		2,800	146

TOTAL		10,000	726

Our President Mr. Oleg Jitov will perform all the work.  We may choose to hire contractors for some processes as necessary.

Expenditures Differences Between Various Funding Options

The following table summarizes expenses by major categories based on total funding received from current Offering:

Expenditure Category	Option 1	Option 2	Option 3	Option 4
	25K	50K	75K	100K
Buy software/hardware	$750	$3,500	$6,000	$10,000
Advertisement	$300	$2,650	$6,650	$11,650
Salaries	$0	$8,000	$15,000	$20,000
Production Outside Agencies	$0	$7,350	$13,350	$16,350
Office Rent	$0	$4,550	$10,050	$18,050

Greater funding would allow the Company to:

•

Obtain higher quality editing hardware, software and other specialized video editing equipment;

•

Management salary would allow our President to dedicate sufficient amount of time to Company’s operations to support any/all growth opportunities;

•

Increase visibility with active advertising;

•

Rent an office space to create a professional environment for client discussions and work activities;

•

Ability to bring in external contractors for large projects.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial conditions,  revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Liquidity and Capital Resources

As of March 31, 2017 the Company reported the cash/cash equivalent balance of $9,622 and liabilities of $2,215.  The available capital of the Company is sufficient for the Company to remain operational.

Since inception, we have sold 5,000,000 shares of common stocks to our President at a price of $0.001 per share, for aggregate proceeds of $5,000.  Our President will provide additional capital via long-term note in order to complete the Offering and registration process if required.

We are attempting to raise funds to proceed with our plan of operation.  Our current cash balance will be used to pay the fees and expenses of this Offering.  We will have to obtain additional funding from our President.  However, he has no formal commitment, arrangement or legal obligation to loan funds to the Company.  To proceed with our operations for first twelve months, we need a minimum of $25,000.  Based on this estimate and on current cash and accounts receivable we can sustain operations until July 2017 [$9,622/$25,000 = 3.8 months].  We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement.  If we are successful, all funds raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus.  In the long term we may need additional financing.  We do not currently have any arrangements for obtaining such additional financing.  Such additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms and conditions of additional financing available.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Going Concern Consideration

Our auditors intend to issue a “going concern” opinion, meaning that there is substantial doubt for the company to continue as an on-going business for the next 12 months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our plan of operations.  Our only source for cash at this time is investments by others in this Offering.  We must raise cash to implement our strategy and stay in business.  If we sell at least 25% of the shares in the Offering we will have the resources to operate for the next 12 months, including for the costs of becoming a publicly reporting company.  The company anticipates to incur approximately $15,000 in legal and registration cost over the next 12 months.

Limited operating history and need for additional capital

We have no historical financial information upon which to base an evaluation of our performance.  We are in a start-up operation stages and have generated revenues of $8,800 from two clients as of the date of this Prospectus.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishing a new business enterprise, including limited capital resources and possible overruns due to price and cost increases in services and products.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of our directors and executive officers:

Name	Age	Position
Oleg Jitov	52	President, Secretary, Chief Executive Officer and member of the Board of Directors
Vladimir Kolossovski	61	Treasurer

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive Officers:

Oleg Jitov – President

Oleg Jitov has been our President, Secretary, and a member of the Board of Directors since our inception on February 29, 2016.

Throughout his career, Mr. Jitov has been involved in the video editing, color and sound editing projects.

International Experience:

2012-present

Freelance Editor/Colourist.

2004-2012

Screen Scene Post Production Facilities, Ireland.  Online Editor.

1999-2004

Yard Post Production, Ireland.  Online Editor.

Mr. Jitov schedule currently allows him to spend up to fifteen hours a week on the operations of our Company. He is willing to spend more time with the business as it grows. We anticipate him eventually spending about 30 hours a week on matters related to our company’s operations.

The specific experience, qualifications, attributes, and skills in film and video editing and enhancement led to the appointment of Mr. Jitov as our President.

Vladimir Kolossovski - Treasurer

Vladimir Kolossovski has been our Treasurer since inception date of February 29, 2016.

Mr. Kolossovski schedule currently allows him to spend up to 8 hours a week on company’s operations.  He indicates willingness to devote more of his time and resources as our business grows.

Education and Qualifications:

Engineering Diploma, IAF Technological College, Israel

Professional Career Highlights:

2012-present

Production line supervisor Alumicom Inc. Concord, Canada

2006-2011

Sr. Quality Control Technologist, Izotest Laboratories, Israel

2003-2006

Quality Control Technologist, Izotop, Israel

During the past ten years, Mr. Jitov & Mr. Kolossovski have not been the subject of any the following events:

1.

Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time;

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Mr. Jitov or Mr. Kolossovski involvement in any type of business, securities or banking activities;

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time.  Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors.  Nor do we have an audit committee “financial expert.”  As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our President.  Thus, there is an inherent conflict of interest.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we do not have any independent Directors.

Significant Employees

We have no significant employees other than the executive Officers described earlier.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors.  Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors and that appropriate responses are provided to stockholders in a timely manner.  During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Executive Compensation

The members of our Board of Directors are not compensated for their services.  The Board has not implemented a plan to award options to any Directors.  There are no contractual arrangements with any member of the Board of Directors.  We have no Director's service contracts in place.

Since our incorporation on February 29, 2016, we have not compensated and have no arrangements to compensate our President Mr. Jitov for his services.  However, we anticipate that Mr. Jitov will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses.  We have not granted any stock options to Mr. Jitov; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Jitov; we have not entered into any employment or consulting agreements with Mr. Jitov.  However, as President of the company Mr. Jitov has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until March 31, 2017 and subsequent thereto, for our President and Treasurer.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Oleg Jitov, President	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Vladimir Kolossovski Treasurer	2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Outstanding Equity Awards at March 31, 2017

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance.  No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none was outstanding at March 31, 2017.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with our Executive Officers.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person.  There are no arrangements for our Directors or Officers that would result from a change-in-control.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Corporate Governance

We have no members of our Board of Directors that are considered to be “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer.  All Board actions have been taken by Written Action rather than formal meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The Officers and Directors;
-	Any Person proposed as a nominee for election as a Director;
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On December 8, 2016, we have issued an aggregate of 5,000,000 shares of our common stock to our President Mr. Oleg Jitov, for a purchase price of $0.001 per share or for aggregate consideration of $5,000.  The shares were issued under Regulation S of the Securities Act of 1933.

Our business plan contemplates eventually entering into a formal employment agreement with Mr. Jitov in regards to his management services for set monthly consideration.  However, we do not anticipate entering into such an agreement with Mr. Jitov until our cash flow from operations justifies such an agreement.

We have not entered into any other transaction, nor are there any proposed transactions, in which our President , or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our President may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

If insufficient funds are raised Mr. Jitov has agreed to loan company funds to complete the registration process.  Please note however theat there is no guarantee he will provide such funds.

We are currently operating out of the premises of our President on a rent-free basis during the development stage.  We consider our current principal office space arrangement adequate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On December 8, 2016, we issued an aggregate of 5,000,000 shares of our common stock to our President for aggregate consideration of $5,000.

The following table sets forth the information regarding the beneficial ownership of our common stock as of March 31, 2017 for our President.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is Alfacourse Inc., 22 The Cedars Cruagh Wood, Stepaside, Dublin 18, Ireland.

The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of March 31, 2017.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering
Oleg Jitov	5,000,000	5,000,000	100%
Vladimir Kolossovski	0	0	0
Officers and Directors (2 persons)	5,000,000	5,000,000	100%

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, Directors and greater than ten percent stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis.  The consequences to investors with the company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness.  If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus.  For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer's or Director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The estimated costs of this Offering (assuming all shares are sold) are as follows:

Expenses	Amount ($)
SEC Registration Fee	13
Audit Fees	9,000
Legal Fees	3,500
EDGAR Fees	1,487
Transfer Agent Fees	1,000
TOTAL	15,000

(1) All amounts are estimates, other than the SEC’s registration fee.

Indemnification Of Director And Officers

Alfacourse Inc.’s bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a  Director, Officer and/or person controlling Alfacourse Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Recent Sales of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Oleg Jitov 22 The Cedars, Cruagh Wood, Stepaside, Dublin 18, Ireland	December 8, 2016	5,000,000	$5,000

We issued the foregoing restricted shares of common stock to our President pursuant to Section 4(2) of the Securities Act of 1933. Oleg Jitov is a sophisticated investor, he is our President, and is in possession of all material information relating to the Company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.  We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the Offering of the shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.  The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549.  Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

Alfacourse Inc.

10,000,000 SHARES OF COMMON STOCK

PROSPECTUS

Alfacourse Inc.

December 31, 2016

Index to the Financial Statements

Contents

Page(s)

Report of Independent Registered Public Accounting Firm

F-35

Balance Sheet as of December 31, 2016

F-36

Statement of Operations for the period from February 29, 2016 (Inception) through December 31, 2016

F-37

Statement of Stockholder's Equity for the period from February 29, 2016 (Inception) through December 31, 2016

F-38

Statement of Cash Flows for the period from February 29, 2016 (Inception) through December 31, 2016

F-39

Notes to the Financial Statements

F-40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alfacourse, Inc.

We have audited the accompanying balance sheet of Alfacourse as of December 31, 2016, and the related statement of operations, stockholders’ equity, and cash flows from inception (February 29, 2016) to the period ended December 31, 2016. Alfacourse Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacourse, Inc. as of December 31, 2016, and the results of its operations and its cash flows from the inception (February 29, 2016) to period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As discussed in Note 3 to the financial statements, the Company has limited capital and financial resources, which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Thayer O’Neal Company, LLC
Thayer O’Neal Company, LLC
Houston, Texas

Dated: February 15, 2017

Alfacourse Inc.

Balance Sheet

As of December 31, 2016

ASSETS	December 31, 2016

Current Assets
Cash and Cash Equivalents	$ 13,920
Total Current Assets	13,920

Total Assets	$ 13,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts Payable	$ 3,000
Due to Related Party	974
Income Tax Payable	1,682
Total Liabilities	5,656

Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 shared issued and outstanding, respectively	5,000
Retained Earnings	3,264
Total Stockholders’ Equity	8,264

Total Liabilities and Stockholders’ Equity	$ 13,920

The accompanying notes are an integral part of these condensed financial statements.

Alfacourse Inc.

Statement of Operations

For the Period from February 29, 2016 (inception) through December 31, 2016

December 31, 2016

REVENUE	$8,800

EXPENSES
General and Administrative	854
Professional	3,000
Total Expenses	3,854

Income from Operations	4,946

Income Tax Expense	(1,682)

NET INCOME AFTER TAX	$3,264

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	5,000,000

The accompanying notes are an integral part of these condensed financial statements.

Alfacourse Inc.

Statement of Stockholders Equity

For the Period from February 29, 2016 (inception) through December 31, 2016

Common Stock

	Number of Shares	Amount	Accumulated Profit	Total Stockholders’ Equity

February 29, 2016 (inception)	-	$ -	$ -	$ -
Issuance of Common Shares for Cash upon formation	5,000,000	5,000	-	5,000
Net Income After Tax			3,264	3,264
Balance, December 31, 2016	5,000,000	$ 5,000	$ 3,264	$ 8,264

The accompanying notes are an integral part of these condensed financial statements

Alfacourse Inc.

Statement of Cash Flows

For the period February 29, 2016 (inception) through December 31, 2016

Feb 29-Dec 31, 2016

CASH FLOWS FROM OPERATING ACTIVITES:
Net Income After Tax	$ 3,264

Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense	-
Imputed Interest Expense	-
Changes in Operating Assets and Liabilities:
Accounts Payable	3,000
Due to Related Party	974
Income Tax Payable	1,682

Net Cash from Operating Activities	8,920

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common shares	5,000
Net Cash Provided by Financing Activities	5,000

Net Increase in Cash	13,920

Cash, Beginning of Period	-
Cash, End of Period	$ 13,920

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Interest	$ -
Income Taxes	$ -

The accompanying notes are an integral part of these condensed financial statements.

Alfacourse Inc.

December 31, 2016

Notes to the Financial Statements

Note 1 - Organization and Operations

Alfacourse Inc. (the “Company”) was incorporated on February 29, 2016 under the laws of the State of Nevada.  The Company provides video editing services.

Note 2 - Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected December 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”).  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards.  The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years.  If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from February 29, 2016 (inception) through December 8, 2016.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had limited operations with a small profit and net cash obtained from operating and financing activities for the reporting period from February 29, 2016 (inception) through December 31, 2016.  These factors raise doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

Common Stock

Upon formation the Company sold 5,000,000 shares of common stock to the President of the Company at $0.001 per share, or $5,000 in aggregate for cash.

All shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Oleg Jitov	President

Free Office Space

The Company has been provided office space by its President at no cost.  Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 6 – Income Tax Provision

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Reporting Period Ended December 31, 2016

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss (“NOL”) carry-forwards	-

Effective income tax rate	34.0%

Tax Returns Remaining subject to IRS Audits

The Company has not yet filed its corporation income tax return for the reporting period ended December 31, 2016, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three (3) years from the date it is filed.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Alfacourse Inc.

March 31, 2017

Index to the Financial Statements

Contents

Page(s)

Balance Sheets as of March 31, 2017 and December 31, 2016

F-46

Statements of Operations for the Quarter ended March 31, 2017 and 2016

F-47

Statements of Stockholder's Equity for the period from February 29, 2016 (Inception) through March 31, 2017

F-48

Statements of Cash Flow for the Quarter ended March 31, 2017 and 2016

F-49

Notes to the Financial Statements

F-50

Alfacourse Inc.

Balance Sheets

As of March 31, 2017 and December 31, 2016

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

Current Assets
Cash and Cash Equivalents	$ 9,622	$ 13,920
Total Current Assets	9,622	13,920

Total Assets	$ 9,622	$ 13,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts Payable	$ -	$ 3,000
Due to Related Party	974	974
Income Tax Payable	1,241	1,682
Total Liabilities	2,215	5,656

Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 shared issued and outstanding, respectively	5,000	5,000
Retained Earnings	2,407	3,264
Total Stockholders’ Equity	7,407	8,264

Total Liabilities and Stockholders’ Equity	$ 9,622	$ 13,920

The accompanying notes are an integral part of these financial statements.

Alfacourse Inc.

Statements of Operations

For the Three Months ended March 31, 2017 and 2016

(Unaudited)

	March 31, 2017	March 31, 2016
REVENUE
	$ -	$ -
EXPENSES
General and Administrative	775	774
Professional	523	-
Total Expenses	1,298	774

Income (Loss) from Operations	(1,298)	(774)

Income Tax Expense (Recovery)	441	-

Net Income (Loss) After Tax	($857)	($774)

Basic and Diluted Net Loss per Common share	$ 0.00	$ 0.00

Weighted-Average Number of Common Shared Outstanding	5,000,000	-

The accompanying notes are an integral part of these financial statements.

Alfacourse Inc. Statements of Stockholders Equity For the Period from February 29, 2016 (inception) through March 31, 2017 Common Stock

	Number of Shares	Amount	Retained Earnings	Total Stockholders’ Equity

February 29, 2016 (inception)	$ -	$ -	$ -	$ -
Issuance of Common Shares for Cash upon formation	5,000,000	5,000	-	5,000
Net Income (Loss) After Tax			3,264	3,264
Balance, December 31, 2016	5,000,000	$ 5,000	$ 3,264	$ 8,264
Net Income (Loss) After Tax			(857)	(857)
Balance, March 31, 2017	5,000,000	$ 5,000	$ 2,407	$ 7,407

The accompanying notes are an integral part of these financial statements.

Alfacourse Inc.

Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

Unaudited

	Jan-Mar, 2017	Jan-Mar, 2016

CASH FLOWS FROM OPERATING ACTIVITES
Net Income (Loss) After Tax	($857)	($774)

Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense	-	-
Imputed Interest Expense	-	-
Changes in Operating Assets and Liabilities:
Accounts Payable	(3,000)	-
Due to Related Party	-	774
Income Tax Payable	(441)

Net Cash from Operating Activities	(4,298)	774

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Shares	-	-
Net Cash Provided by Financing Activities	-	-

Net Increase (Decrease) in Cash	(4,298)	-

Cash, Beginning of Period	13,920	-
Cash, End of Period	$ 9,622	-

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Interest	$ -	$ -
Income Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Alfacourse Inc.

March 31, 2017

Notes to the Financial Statements

Note 1 - Organization and Operations

Alfacourse Inc. (the “Company”) was incorporated on February 29, 2016 under the laws of the State of Nevada.  The Company provides video editing services.

Note 2 - Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2016 and notes thereto.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from February 29, 2016 (inception) through March 31, 2017.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had limited operations with a net loss and net cash used in operating activities for the reporting period from January 1 to March 31, 2017.  These factors raise doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stepaside, Dublin 18, Ireland on May 11, 2017.

Alfacourse Inc.

By:	/s/	Oleg Jitov
	Name:	Oleg Jitov
	Title:	President, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Oleg Jitov
Oleg Jitov	President, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 15, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Lawyer, John E. Lux, Esq.
10.1	Director’s Loan Agreement to finance the registration process
10.2	Subscription agreement between Alfacourse Inc. and Oleg Jitov
10.3	Metalinvest LP video editing contract
10.4	Alex Reguretskaia video editing contract
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Lawyer, John E. Lux, Esq. (included in exhibit 5.1)